UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2007

VOIS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Corporate Boulevard, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-948-4193

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On September 25, 2007 VOIS Inc. filed a Current Report on Form 8-K disclosing that it had dismissed Raich Ende Malter & Co. LLP as its independent registered public accounting firm and engaged Sherb & Co. LLP. By letter dated September 27, 2007 the staff of the Securities and Exchange Commission requested that we amend that report to state whether or not the report of Raich Ende Malter & Co. LLP on our financial statements for the year ended December 31, 2005 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. The staff of the Securities and Exchange Commission also requested that an amended letter from Raich Ende Malter & Co. LLP be filed as an exhibit to the amended report. This Current Report on Form 8-K/A is being filed in response to the staff's comments.

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 24, 2007, VOIS Inc. dismissed Raich Ende Malter & Co. LLP as its independent registered public accounting firm and engaged Sherb & Co. LLP as our independent registered public accounting firm. Raich Ende Malter & Co. LLP audited our financial statements for the periods ended December 31, 2006, 2005 and 2004. The dismissal of Raich Ende Malter & Co. LLP was approved by our Board of Directors on September 24, 2007. Raich Ende Malter & Co. LLP did not resign or decline to stand for re-election.

Neither the report of Raich Ende Malter & Co. LLP's dated March 30, 2007 on our balance sheet as of December 31, 2006 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2006 and 2005 and for the period from May 19, 2000 (inception) to December 31, 2006 nor the report of Raich Ende Malter & Co. LLP dated May 10, 2006 on our balance sheet as of December 31, 2005 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2005 and 2004 and for the period from May 19, 2000 (inception) to December 31, 2005 contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Raich Ende Malter & Co. LLP we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Raich Ende Malter & Co. LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining Sherb & Co. LLP (1) neither we nor anyone on our behalf consulted Sherb & Co. LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B, and (2) Sherb & Co. LLP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Raich Ende Malter & Co. LLP with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K/A, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Raich Ende Malter & Co. LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter dated September 28, 2007 from Raich Ende Malter & Co. LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: September 29, 2007	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President